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                                                                       EXHIBIT 5

TO BE THE BEST SUPPLIER OF KARAT GOLD IN AMERICA          [MICHAEL ANTHONY LOGO]
                                                  MICHAEL ANTHONY JEWELERS, INC.

                                  June 12, 1997

Board of Directors
Michael Anthony Jewelers, Inc.
115 South MacQuesten Parkway
Mount Vernon, New York 10550

         RE: Registration Statement on Form S-8 Re: Long-Term Incentive Plan filed by Michael Anthony Jewelers, Inc. with the Securities and Exchange Commission

Gentlemen:

         Michael Anthony Jewelers, Inc., a Delaware corporation (the "Company"), has filed with the Securities and Exchange Commission under the Securities Act of 1933, a Registration Statement on Form S-8 which relates to 2,000,000 shares of the Company's Common Stock, $.001 par value per share (the "Shares"), to be issued upon the exercise of stock options granted under the Company's 1993 Long-Term Incentive Plan (the "Plan").

         The Company has requested that I render an opinion with respect to the Shares. I have examined such documents, instruments and matters of law as I have deemed necessary for purposes of this opinion.

         Based upon the foregoing, I am of the opinion that the Shares are duly authorized and, when issued, delivered and paid for in accordance with the Plan, will be validly issued, fully paid and non-assessable.

         I hereby consent to (1) being named in the Registration Statement under the heading "Legal Matters" and (2) the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ M. Frances Durden
                                            ---------------------
                                            M. Frances Durden
                                            General Counsel


115 South MacQuesten Parkway, Mount Vernon, NY 10550-1724
- (914) 699-0000 - Fax 699-9869

 70 South MacQuesten Parkway, Mount Vernon, NY 10550-1778
- (914) 699-0000 - Fax 699-0133